                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      DUFF & PHELPS UTILITIES INCOME INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

LOGO                        DUFF & PHELPS

                            UTILITIES INCOME INC.

         55 EAST MONROE STREET, CHICAGO, ILLINOIS 60603 (312) 368-5510

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 29, 1998

  The annual meeting of shareholders of Duff & Phelps Utilities Income Inc. will be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, on Wednesday, April 29, 1998 at 9:00 a.m. to:

  1. Elect two directors by the holders of the Fund's common stock and one director by the holders of the Fund's preferred stock;

  2. Ratify or reject the selection of Arthur Andersen LLP as independent public accountants for the Fund;

  3. Approve or disapprove an amended and restated investment advisory agreement with Duff & Phelps Investment Management Co.; and

  4. Transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on February 28, 1998 are entitled to vote at the meeting.

                                          For the Board of Directors,

                                          LOGO
                                          T. Brooks Beittel
                                          Secretary

March 10, 1998

                     WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOUR VOTE IS VITAL. THE MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF FEWER THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE ARE REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO OBTAIN A QUORUM. TO AVOID THE EXPENSE OF AND THE POSSIBLE DELAY CREATED BY SUCH A SOLICITATION, PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                PROXY STATEMENT

  The board of directors of Duff & Phelps Utilities Income Inc. (the "Fund") is soliciting proxies from the shareholders for use at the annual meeting of shareholders to be held April 29, 1998 and at any adjournment of that meeting. A proxy may be revoked at any time before it is voted, either by voting in person at the meeting or by written notice to the Fund or delivery of a later-dated proxy.

  Shareholders of the Fund of record at the close of business on February 28, 1998 are entitled to notice of and to participate in the meeting. The Fund had 203,416,529 shares of common stock and 5,000 shares of remarketed preferred stock outstanding on the record date. Each share of common stock outstanding on the record date entitles the holder thereof to one vote for each director being elected by the common stock (with no cumulative voting permitted) and to one vote on each other matter. Each share of preferred stock outstanding on the record date entitles the holder thereof to one vote for each director being elected by the preferred stock (with no cumulative voting permitted) and to one vote on each other matter submitted for a vote of holders of preferred stock. A plurality of votes cast at the meeting by the common stock as to the directors representing the common stock is necessary to elect such directors. A plurality of votes cast at the meeting by the preferred stock as to the director representing the preferred stock is necessary to elect such director. The affirmative vote of a majority of the outstanding shares of common stock and preferred stock, voting together as a single class, is required to approve the Amended Advisory Agreement described under Proposal 3 below. On most other matters, the affirmative vote of a majority of either (a) all of the shares outstanding and entitled to be voted thereon or (b) just the shares voted at the meeting, with the common stock and the preferred stock voting together as a single class, is necessary for approval. An affirmative vote by either a majority or two-thirds of the remarketed preferred stock (voting separately as one class) or by a series thereof is also necessary to approve certain matters adversely affecting the remarketed preferred stock or the series. Abstentions are counted for purposes of determining whether a quorum is present at the meeting but not for purposes of determining the number of votes cast with respect to any voting matter. However, abstentions have the effect of a no vote if the vote required is a majority of all the shares outstanding and entitled to be voted. Any broker non-votes on a particular matter are treated as abstentions with respect to that matter.

  This proxy statement is first being mailed on or about March 10, 1998. The Fund will bear the cost of the annual meeting and this proxy solicitation.

                           1. ELECTION OF DIRECTORS

  The board of directors of the Fund is responsible for the overall management and operations of the Fund. Directors are divided into three classes and elected to serve staggered three-year terms. At the meeting, holders of common stock are entitled to elect two directors and holders of preferred stock are entitled to elect one director, in each case to serve until the annual meeting of shareholders in 2001 or until their successors are elected and qualified. The persons named in the enclosed proxy intend to vote in favor of the election of the persons named below (unless otherwise instructed).

  Each of the nominees has consented to serve as a director of the Fund, if elected. In case any of the nominees should become unavailable for election for any unforeseen reason, the persons designated in the proxy will have the right to vote for a substitute. The name, positions with the Fund, principal occupations during the past five years, other business affiliations, age at February 1, 1998 and address of each of the nominees and of each of the other current directors are stated below. Messrs. Cole, Davidson, Bruce and Day have been directors of the Fund since January 1989. Ms. Lampton has been a director of the Fund since October 1994, and Mr. Sprinkel has been a director of the Fund since April 1995. Each of the other current directors has been a director of the Fund since the Fund commenced operations in January 1987.

NOMINEES


  WITH TERMS EXPIRING IN 2001:

    FRANKLIN A. COLE, director (2)(5)

      Chairman, Croesus Corporation (private management and investment company); former Chairman and Chief Executive Officer, Amerifin Corporation (formerly named Walter E. Heller International Corporation); director, American National Bank and Trust Company of Chicago, Aon Corporation and CNA Income Shares; age 71; 11 South LaSalle Street, Chicago, Illinois 60602.

    FRANCIS E. JEFFRIES, director (1)(2)(4)

      Retired Chairman, Phoenix Duff & Phelps Corporation since December 1996 (Chairman, November 1995-December 1996); Chairman and Chief Executive Officer, Duff & Phelps Corporation, June 1993-November 1995 (President and Chief Executive Officer, January 1992-June
      1993); President and Chief Executive Officer, Duff & Phelps Illinois Inc. since 1987 (President and Chief Operating Officer, 1984-1987) and Chairman of the Board, Duff & Phelps Investment Management Co. (1988-1993); director, The Empire District Electric Company, Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc.; director/trustee, Phoenix Funds; age 67; 6585 Nicholas Boulevard, Naples, Florida 34108.

    BERYL W. SPRINKEL, director (3)(6)

      Consulting economist since January 1989; Chairman of the Council of Economic Advisers under President Reagan (1985-1989); member of President Reagan's cabinet (1987-1989); Under Secretary of the Treasury for Monetary Affairs (1981-1985); age 74; 20140 St. Andrews Drive, Olympia Fields, Illinois 60461.

CONTINUING DIRECTORS


  WITH TERMS EXPIRING IN 1999:

    WALLACE B. BEHNKE, director (3)

      Consulting engineer since July 1989; prior thereto, Vice Chairman, Commonwealth Edison Company (public utility); age 72; 323 Glen Eagle, Kiawah Island, South Carolina 29455.

    GORDON B. DAVIDSON, director (4)

      Senior Counsel, Wyatt, Tarrant & Combs (law firm) since September 1995 (Chairman of the Executive Committee prior thereto); retired director, BellSouth Corp.; former Chairman of the Board and director, Trans Financial Advisers, Inc.; age 71; Citizens Plaza, Louisville, Kentucky 40202.

    CLAIRE V. HANSEN, director and Chairman (1)(2)(4)

      Senior Advisor to the Board of Directors, Phoenix Duff & Phelps Corporation since November 1995; Senior Advisor to the Board of Directors, Duff & Phelps Corporation, 1988-November 1995 (Chairman of the Board, 1987-1988; Chairman of the Board and Chief Executive Officer prior thereto); Chairman of the Board, Duff Research Inc. and Duff & Phelps Investment Management Co., 1985-1987; age 72; 5601 Turtle Bay Drive, Naples, Florida 34108.

  WITH TERMS EXPIRING IN 2000:

    HARRY J. BRUCE, director (3)

      Private investor; Chairman, Roman Holdings, Inc.; former Chairman and Chief Executive Officer, Illinois Central Railroad Co.;
      director, General Binding Corporation; age 66; 88 Woodley Road, Winnetka, Illinois 60093.

    ROBERT J. DAY, director (4)(5)

      Retired Chairman and Director, USG Corporation (manufacturer of construction materials) since June 1990 (Chairman and Chief
      Executive Officer prior thereto); former Chairman of the Board, Federal Reserve Bank of Chicago; age 73; 125 South Franklin Street, Chicago, Illinois 60606.

    NANCY LAMPTON, director (5)(6)

      Chairman and Chief Executive Officer, American Life and Accident Insurance Company of Kentucky; director, BancOne Kentucky
      Corporation and Baltimore Gas and Electric; age 55; 3 Riverfront
      Plaza, Louisville, Kentucky 40202.
--------
(1) "Interested person" of the Fund (as defined in the Investment Company Act of 1940 (the "1940 Act")) as an officer of the Fund or as a current or former officer or director of the Fund's investment adviser.
(2) Member of the executive committee of the board of directors, which has authority, with certain exceptions, to exercise the powers of the board between board meetings.
(3) Member of the audit committee of the board of directors, which makes recommendations regarding the selection of the Fund's independent public accountants and meets with representatives of the accountants to determine the scope of and review the results of each audit.
(4) Member of the nominating committee of the board of directors, which selects nominees for election as directors and officers. The nominating committee does not consider nominees recommended by shareholders.
(5) Member of the contracts committee of the board of directors, which makes recommendations regarding the Fund's contractual arrangements for investment management and administrative services, including the terms and conditions of such contracts.
(6) Elected by the holders of the Fund's preferred stock.

                               ----------------

  During 1997, the board of directors held six meetings, the audit committee met twice, the nominating committee met three times and the contracts committee met twice. Each director attended at least 75% in the aggregate of the meetings of the board and of the committees on which he or she served.

  The following table shows the compensation paid by the Fund to the Fund's current directors during 1997:

                           COMPENSATION TABLE(1)(2)

                                                                     AGGREGATE
                                                                    COMPENSATION
                                                                      FROM THE
      NAME OF DIRECTOR                                                  FUND
      ----------------                                              ------------
      Wallace B. Behnke............................................   $31,500
      Harry J. Bruce...............................................    24,500
      Franklin A. Cole.............................................    28,500
      Gordon B. Davidson...........................................    26,500
      Robert J. Day................................................    31,500
      Claire V. Hansen.............................................         0
      Francis E. Jeffries(2).......................................    26,500
      Nancy Lampton................................................    25,500
      Beryl W. Sprinkel............................................    25,500

--------
(1) During 1997, each director not affiliated with the Adviser received an annual fee of $17,500 (and an additional $3,000 if the director served as chairman of a committee of the board of directors) plus an attendance fee of $1,000 for each meeting of the board of directors or of a committee of the board of directors attended in person or by telephone. Directors and officers affiliated with the Adviser receive no compensation from the Fund for their services as such. In addition to the amounts shown in the table above, all directors and officers who are not interested persons of the Fund, the Adviser or the Administrator are reimbursed for the expenses incurred by them in connection with their attendance at a meeting of the board of directors or a committee of the board of directors. The Fund does not have a pension or retirement plan applicable to directors or officers of the Fund.
(2) During 1997, Mr. Jeffries received aggregate compensation of $35,000 for service as a director of the Fund and as a director of two other investment companies in the same fund complex as the Fund. No other director received compensation for service as a director of any other investment company in the same fund complex as the Fund.

                2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The board of directors has selected Arthur Andersen LLP as independent public accountants for the Fund until the annual meeting of shareholders held in 1999. Arthur Andersen LLP has served as independent public accountants for the Fund since the Fund commenced operations. The selection is being submitted for ratification or rejection by the shareholders as required by the 1940 Act. A representative of Arthur Andersen LLP is expected to be present at the meeting of shareholders and will be available to respond to appropriate questions and have an opportunity to make a statement if the representative so desires. Ratification or rejection of the selection of independent public accountants will be determined by a majority of the votes cast.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                            3. APPROVAL OF AMENDED
                  AND RESTATED INVESTMENT ADVISORY AGREEMENT

  Duff & Phelps Investment Management Co. serves as the Fund's investment adviser (the "Adviser") under an investment advisory agreement (the "Current Advisory Agreement") dated November 1, 1995. At the annual meeting, shareholders will be asked to approve an amended and restated investment advisory agreement (the "Amended Advisory Agreement") to change the base amount used to calculate the Adviser's management fee.

  THE ADVISER AND PHOENIX DUFF & PHELPS. The Adviser (together with its predecessor) has been in the investment advisory business for more than 60 years and, excluding the Fund, currently has more than $10.8 billion in client accounts under discretionary management. The Adviser also provides non-discretionary investment advisory and portfolio consulting services to corporate and public retirement funds and endowment funds aggregating more than $11 billion.

  The address of the Adviser is 55 East Monroe Street, Chicago, Illinois 60603. The Adviser is a wholly-owned subsidiary of Phoenix Duff & Phelps Corporation, a Delaware corporation ("Phoenix Duff & Phelps"), which has its principal offices at 56 Prospect Street, Hartford, Connecticut 06115. Approximately 60 percent of the outstanding common stock of Phoenix Duff & Phelps is owned by PM Holdings, Inc., a Connecticut corporation, which is a wholly-owned subsidiary of Phoenix Home Life Mutual Insurance Company, a New York mutual life insurance company. Each of the parent companies of Phoenix Duff & Phelps has its principal offices at 100 Bright Meadows Boulevard, Enfield, Connecticut 06083.

  The directors of the Adviser are Clyde E. Bartter, Philip R. McLoughlin and Calvin J. Pedersen. The principal occupations of Mr. Pedersen are shown under "Other Information--Officers of the Fund" below. Mr. Bartter is President and Mr. McLoughlin is Chief Executive Officer of the Adviser. The business address of Mr. Bartter is 600 Ohio Savings Plaza, Cleveland, Ohio 44114. The business address of Mr. Pedersen is 55 East Monroe Street, Chicago, Illinois 60603. The business address of Mr. McLoughlin is 56 Prospect Street, Hartford, Connecticut 06115.

  CURRENT ADVISORY AGREEMENT. Under the terms of the Current Advisory Agreement, the Adviser furnishes continuing investment supervision to the Fund and is responsible for the management of the Fund's portfolio, subject to the overall control of the board of directors of the Fund. Currently, the Adviser has nine professionals (i.e., research analysts and portfolio managers), along with support staff, assigned to the operation of the Fund. Seven of the nine professionals have the CFA (Chartered Financial Analyst) designation and one is a CPA (Certified Public Accountant). The Adviser furnishes, at its own expense, office space, equipment and personnel to the Fund in connection with the performance of its investment management responsibilities, and pays all other expenses incurred by it in connection with managing the assets of the Fund not payable by the Fund's administrator pursuant to the administration agreement. The Current Advisory Agreement also includes the conditions under which the Fund may use "Duff & Phelps" in its name. For its services the Adviser receives from the Fund a quarterly management fee, payable out of the Fund's assets, at an annual rate of 0.60 of 1% of the average weekly net assets of the Fund up to $1.5 billion and 0.50 of 1% of average weekly net assets in excess of $1.5 billion. The management fee paid by the Fund to the Adviser for 1997 was $12,730,134.

  Except for the expenses borne by the Adviser and the Administrator (as described below) pursuant to their respective agreements with the Fund, the Fund pays all expenses incurred in its operations, including, among other things, expenses for legal, accounting and auditing services, taxes, interest, costs of printing and distributing shareholder reports, proxy materials, prospectuses and stock certificates, charges of custodians, registrars, transfer agents, dividend disbursing agents, dividend reinvestment plan agents and remarketing agents, Securities and Exchange Commission fees, fees and expenses of non-interested directors, insurance, brokerage costs, litigation and other extraordinary or non-recurring expenses.

  The Current Advisory Agreement provides that the Adviser shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Adviser in connection with the Current Advisory Agreement except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the Current Advisory Agreement.

  Unless earlier terminated as described below, the Current Advisory Agreement continues from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or the Adviser and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. A majority of the outstanding shares of the Fund as defined in the 1940 Act means the following vote of each of the common stock and the preferred stock voting separately by class: (i) 67% of the shares of the class represented at a meeting at which more than 50% of the outstanding shares of the class are represented; or (ii) more than 50% of the outstanding shares of the class. The Current Advisory Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund and would terminate automatically if it were assigned by any party. If the Current Advisory Agreement were terminated, shareholder approval would be required to enter into a new agreement. The Fund's shareholders approved the Current Advisory Agreement at a special meeting held on September 12, 1995 in connection with the merger of Phoenix Securities Group, Inc., a wholly-owned subsidiary of PM Holdings, Inc., into Duff & Phelps Corporation (which was renamed Phoenix Duff & Phelps Corporation). At a meeting held on October 17, 1997, the board of directors of the Fund, including all of the directors who are not interested persons of the Fund or the Adviser in attendance at the meeting voting separately as a class, voted to approve the continuation of the Current Advisory Agreement for a twelve-month period commencing November 1, 1997.

  SERVICE AGREEMENT. The Fund is also a party to a service agreement dated November 1, 1995 (the "Service Agreement") with the Adviser and Phoenix Duff & Phelps. Under the terms of the Service Agreement, Phoenix Duff & Phelps makes available to the Adviser the services of its employees and various facilities to enable the Adviser to perform certain of its obligations to the Fund. However, the obligation of performance under the Current Advisory Agreement is solely that of the Adviser, for which Phoenix Duff & Phelps assumes no responsibility, except as described in the preceding sentence. The Adviser reimburses Phoenix Duff & Phelps for any costs, direct or indirect, that are fairly attributable to the services performed and the facilities provided by Phoenix Duff & Phelps under the Service Agreement. The Fund does not pay any fees pursuant to the Service Agreement.

  The Service Agreement provides that the Adviser and Phoenix Duff & Phelps shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Adviser or Phoenix Duff & Phelps, as the case may be, in connection with the Service Agreement except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the Service Agreement.

  Unless earlier terminated as described below, the Service Agreement continues from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or Phoenix Duff & Phelps and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. A majority of the outstanding shares of the Fund as defined in the 1940 Act means the following vote of each of the common stock and the preferred stock voting separately by class: (i) 67% of the shares of the class represented at a meeting at which more than 50% of the outstanding shares of the class are represented; or (ii) more than 50% of the outstanding shares of the class. The Service Agreement may be terminated without penalty on 60 days' written notice by any party thereto and would terminate automatically if it were assigned by any party unless a majority of the Fund's board of directors, including a majority of the directors who are not interested persons of the Fund or Phoenix Duff & Phelps, approves continuation of the Service Agreement. At a meeting held on October 17, 1997, the board of directors of the Fund, including all of the directors who are not interested persons of the Fund or Phoenix Duff & Phelps in attendance at the meeting voting separately as a class, voted to approve the continuation of the Service Agreement for a twelve-month period commencing November 1, 1997.

  AMENDED ADVISORY AGREEMENT. The Amended Advisory Agreement differs from the Current Advisory Agreement only with respect to (i) the base amount used to calculate the Adviser's management fee, (ii) the effective date of the agreement and (iii) the date stated for termination absent annual continuance. A copy of the Amended Advisory Agreement is attached hereto as Attachment A.

  The Amended Advisory Agreement would change the base amount used to calculate the Adviser's management fee as follows. Under the Current Advisory Agreement, the management fee is calculated by multiplying a specified annual rate by a base amount equal to the Fund's average weekly net assets. The Fund's net assets are defined as the sum of (i) the aggregate net asset value of the Fund's common stock and (ii) the aggregate liquidation preference of the Fund's preferred stock. Under the Amended Advisory Agreement, the management fee would be calculated by multiplying a specified annual rate by a base amount (the "New Base Amount") equal to the sum of (i) the aggregate net asset value of the Fund's common stock, (ii) the aggregate liquidation preference of the Fund's preferred stock and (iii) the aggregate proceeds of commercial paper issued by the Fund. Under the Amended Advisory Agreement, the annual rate would be 0.60 of 1% of that portion of the New Base Amount which does not exceed $1.5 billion and 0.50 of 1% of that portion of the New Base Amount which exceeds $1.5 billion. The foregoing percentages are unchanged from the Current Advisory Agreement, but the fees payable under the Amended Advisory Agreement will differ from those payable under the Current Advisory Agreement to the extent that the New Base Amount differs from the base amount used under the Current Advisory Agreement.

  The aggregate amount of the management fee during the year ended December 31, 1997 was $12,730,134. Had the Amended Advisory Agreement been in effect during 1997, the aggregate amount of the management fee would have been $13,220,043. The difference between the actual fee and the fee had the Amended Advisory Agreement been in effect represents 3.8% of the actual fee for 1997.

  The following table shows the Fund's expenses expressed as a percentage of average net assets attributable to common shares (i) based on actual expenses incurred during the year ended December 31, 1997 and (ii) on a pro forma basis as if the Amended Advisory Agreement had been in effect during 1997.

                                                   ANNUAL EXPENSES
                                            (AS A PERCENTAGE OF NET ASSETS
                                            ATTRIBUTABLE TO COMMON SHARES)
                                            ----------------------------------
                                                1997                1997
                                              (ACTUAL)          (PRO FORMA)
                                            ---------------   ----------------
      Management Fee(1)...................                .73                .75
      Interest Payments on Borrowed Funds.                .32                .32
      Other Expenses......................                .40                .40
                                              ---------------    ---------------
      TOTAL ANNUAL EXPENSES...............               1.45               1.47
                                              ===============    ===============

--------
(1) As a percentage of average total net assets (including both common and preferred shares), actual and pro forma Management Fees for 1997 were .56% and .59%, respectively.

  EXAMPLE: The following table shows the expenses a shareholder of the Fund would pay on an investment of $1,000, assuming a 5% annual return and redemption at the end of each period. This example should not be considered a representation of future return or expenses. Actual return or expenses may be greater or less than those shown.

                                                              1997      1997
      PERIOD                                                (ACTUAL) (PRO FORMA)
      ------                                                -------- -----------
       1 year..............................................   $ 15      $ 15
       3 years.............................................     46        46
       5 years.............................................     79        80
      10 years.............................................    174       176

  If approved by the shareholders of the Fund at the annual meeting, the Amended Advisory Agreement will become effective on May 1, 1998 and extend through April 30, 2000. The terms governing continuation or early termination of the Amended Advisory Agreement are unchanged from the terms governing continuation or early termination of the Current Advisory Agreement. If the Amended Advisory Agreement is not approved, the Current Advisory Agreement will remain in effect until October 31, 1998, subject to further continuation or earlier termination as described above.

  If the Amended Advisory Agreement is approved, the Fund will also enter into an amended Administration Agreement (see discussion below under "Other Information--The Administrator") in order to use the same base amount to calculate the Administrator's administrative fee that is used to calculate the Adviser's management fee.

  BOARD OF DIRECTORS REVIEW AND RECOMMENDATION. On October 17, 1997, the board of directors of the Fund, including all of the directors who are not interested persons of the Fund or the Adviser, met in person to consider whether it would be in the best interests of the Fund and its shareholders to enter into the Amended Advisory Agreement. In considering the best interests of the Fund and its shareholders, the directors (including all of the directors who were not interested persons of the Fund or the Adviser) took into account all factors that they deemed relevant. The factors considered included the nature, quality and extent of the services furnished to the Fund by the Adviser; the necessity of the Adviser maintaining and enhancing its ability to retain and attract capable personnel to serve the Fund; the increased complexity of the securities markets; the investment record of the Fund; the expense ratio of the Fund; data on investment performance, advisory fees and expense ratios of comparable investment companies; the profitability to the Adviser of the Current Advisory Agreement; benefits to the Adviser from the revised fee calculation in the Amended Advisory Agreement; current and developing conditions in the financial services industry; and the financial resources of the Adviser and the continuance of appropriate incentives to assure that the Adviser will continue to furnish high-quality services to the Fund.

  After reviewing and discussing the terms and provisions of the New Advisory Agreement in light of the foregoing factors, the board of directors of the Fund has concluded that the proposed fee change is in the best interests of the Fund and its shareholders because it aligns the Adviser's compensation more closely with the actual value of the assets under management. The Fund's portfolio is comprised of assets purchased with the proceeds of the Fund's common stock, preferred stock and commercial paper. Yet, when the management fee is calculated under the Current Advisory Agreement, a significant component of the Fund's portfolio, consisting of assets purchased with the proceeds of the Fund's commercial paper, is excluded from the net assets of the Fund. As a result, the Adviser's compensation does not accurately reflect the full size and scope of the Fund's portfolio. The board of directors of the Fund believes that including the aggregate proceeds of the Fund's commercial paper will yield a truer picture of the Fund's net assets and a fairer basis for calculating the Adviser's compensation.

  Based on the foregoing considerations, on October 17, 1997, the board of directors of the Fund, including the directors who are not interested persons of the Fund or the Adviser voting separately as a class, unanimously voted to approve the Amended Advisory Agreement and to recommend its approval to the shareholders of the Fund.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT.

                                OTHER BUSINESS

  Management is not aware of any other matters that will come before the meeting. If any other business should come before the meeting, however, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment.

                               OTHER INFORMATION

  THE ADMINISTRATOR. J.J.B. Hilliard, W.L. Lyons, Inc. serves as the Fund's administrator (the "Administrator") under an administration agreement (the "Administration Agreement") dated November 1, 1995. The Administrator (together with its predecessors) has been engaged in the investment business as a securities broker-dealer and investment adviser since 1854. It also serves as administrator and investment adviser to Hilliard-Lyons Government Fund, Inc., a money market mutual fund, and Hilliard Lyons Growth Fund, Inc., an open-end mutual fund, and is a wholly-owned subsidiary of Hilliard-Lyons, Inc. Its principal address is Hilliard Lyons Center, Louisville, Kentucky 40202.

  Under the terms of the Administration Agreement, the Administrator provides all management and administrative services required in connection with the operation of the Fund not required to be provided by the Adviser pursuant to the Current Advisory Agreement, as well as the necessary office facilities, equipment and personnel to perform such services. For its services during 1997, the Administrator received from the Fund a quarterly fee at annual rates of 0.25 of 1% of the Fund's average weekly net assets up to $100 million, 0.20 of 1% of the Fund's average weekly net assets from $100 million to $1.0 billion, 0.10 of 1% of average weekly net assets from $1.0 billion to $1.5 billion and 0.06 of 1% of average weekly net assets in excess of $1.5 billion.

Effective on January 1, 1998, the Administration Agreement was amended to provide for an annual rate of 0.10 of 1% of average weekly net assets in excess of $1.0 billion. The total administrative fee paid by the Fund to the Administrator for 1997 was $2,997,616.

  The Administration Agreement provides that the Administrator shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Administrator in connection with the agreement except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the agreement.

  Unless earlier terminated as described below, the Administration Agreement continues from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or the Administrator and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. The Administration Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund. At a meeting held on October 17, 1997, the board of directors of the Fund, including all of the directors who are not interested persons of the Fund or the Administrator in attendance at the meeting voting separately as a class, voted to approve the continuation of the Administration Agreement (amended as described above to modify the annual rates used to calculate the administrative fee) for a twelve-month period commencing November 1, 1997. If the Amended Advisory Agreement is approved by the shareholders of the Fund at the annual meeting, the Fund will also enter into an amended Administration Agreement, to become effective on May 1, 1998 and extend through April 30, 2000, in order to use the same base amount to calculate the Administrator's administrative fee that is used to calculate the Adviser's management fee. See "Approval of Amended and Restated Investment Advisory Agreement--Amended Advisory Agreement."

  OFFICERS OF THE FUND. As noted above under "Election of Directors," Mr. Hansen is chairman of the Fund. The name, positions with the Fund, principal occupation during the past five years, age at February 1, 1998 and address of each other executive officer of the Fund is set forth below. The officers are elected at the annual meeting of the board of directors.

  CALVIN J. PEDERSEN, President and Chief Executive Officer, since March 1994

    President, Phoenix Duff & Phelps Corporation since November 1995; President, Duff & Phelps Corporation, 1993-November 1995 (Senior Vice President, 1986-1988 and Executive Vice President, 1989-1993); Executive Vice President and Director, Duff & Phelps Investment Management Co. since 1989 (Senior Vice President, 1986-1988); President and Chief Executive Officer, Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc.; director/trustee, Phoenix group of funds; age 56; 55 East Monroe Street, Chicago, Illinois 60603.

  T. BROOKS BEITTEL, Secretary, Treasurer and Senior Vice President, since January 1995

    Senior Vice President, Duff & Phelps Investment Management Co. since 1993 (Vice President 1987-1993); age 47; 55 East Monroe Street, Chicago, Illinois 60603.

  NATHAN I. PARTAIN, Senior Vice President, Chief Investment Officer and Assistant Secretary, since January 1998 (Senior Vice President and Assistant Secretary, January 1997-January 1998)

    Executive Vice President, Duff & Phelps Investment Management Co. since January 1997; Director of Utility Research, Phoenix Duff & Phelps Corporation, 1989-1996 (Director of Equity Research, 1993- 1996 and Director of Fixed Income Research, 1993); director, Otter Tail Power Company; age 41, 55 East Monroe Street, Chicago, Illinois 60603.

  MICHAEL SCHATT, Vice President, since January 1997

    Senior Vice President, Duff & Phelps Investment Management Co. since January 1997; Managing Director, Phoenix Duff & Phelps Corporation, 1994-1996; Self-employed consultant, 1994; Director of Real Estate Advisory Practice, Coopers & Lybrand, 1990-1994; age 50; 55 East Monroe Street, Chicago, Illinois 60603.

  JOSEPH C. CURRY, JR., Vice President, since April 1988

    Senior Vice President, J.J.B. Hilliard, W.L. Lyons, Inc. since 1994 (Vice President 1982-1994); Vice President Hilliard Lyons Trust Company; President and Director, Hilliard-Lyons Government Fund, Inc.; Vice President, Treasurer and Secretary, Hilliard Lyons Growth Fund, Inc.; age 53; Hilliard Lyons Center, Louisville, Kentucky 40202.

  DIANNA P. WENGLER, Assistant Secretary, since April 1988

    Vice President, J.J.B. Hilliard, W.L. Lyons, Inc. since 1990; Vice President and Treasurer, Hilliard-Lyons Government Fund, Inc.; Vice President, Hilliard Lyons Growth Fund, Inc.; age 37; Hilliard Lyons Center, Louisville, Kentucky 40202.

  PORTFOLIO TRANSACTIONS. The Adviser has discretion to select brokers and dealers to execute portfolio transactions initiated by the Adviser and to select the markets in which such transactions are to be executed. In executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Adviser is to seek the best combination of net price and execution for the Fund. The Fund ordinarily purchases securities in the primary markets, and in assessing the best net price and execution available to the Fund, the Adviser considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

  In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Adviser is authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), statistical quotations, specifically the quotations necessary to determine the Fund's net asset value, and other information provided to the Fund and/or the Adviser (or their affiliates). The Adviser is also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Adviser exercises investment discretion. The Adviser does not engage brokers whose commissions it believes to be unreasonable in relation to services provided. It is possible that certain of the services received by the Adviser attributable to a particular transaction will benefit one or more other accounts for which investment discretion is exercised by the Adviser.

  The Current Advisory Agreement requires the Adviser to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities between the Fund and the Adviser's other investment management clients, but does not obligate the Adviser to give the Fund exclusive or preferential treatment. It is likely that from time to time the Adviser may make similar investment decisions for the Fund and its other clients. In some cases, the simultaneous purchase or sale of the same security by the Fund and another client of the Adviser could have a detrimental effect on the price or volume of the security to be purchased or sold, as far as the Fund is concerned. In other cases, coordination with transactions for other clients and the ability to participate in volume transactions could benefit the Fund.

  Although the Fund purchases securities for investment income or capital appreciation, or both, and not for short-term trading profits, it may dispose of securities without regard to the time they have been held when such action appears advisable to the Adviser.

  During 1997, the Fund paid brokerage commissions aggregating $7,462,774 in connection with its portfolio transactions, not including the gross underwriting spread on securities purchased in underwritten public offerings or the spread in over-the-counter transactions with firms acting as principal. The Administrator received $39,022 or approximately 0.5% of total brokerage commissions in 1997 for effecting transactions involving 0.4%of the aggregate dollar amount of transactions in which the Fund paid brokerage commissions.

  SHAREHOLDERS. The following table shows shares of common stock of the Fund as to which each director, and all directors and officers of the Fund as a group, had or shared power over voting or disposition at December 31, 1997. The directors and officers of the Fund owned no shares of the Fund's remarketed preferred stock. Shares are held with sole power over voting and disposition except as noted. The shares of common stock held by each of the persons listed below and by all directors and officers as a group represented less than 1% of the outstanding common stock.

                                                                       SHARES OF
                                                                        COMMON
                                                                         STOCK
                                                                       ---------
      Wallace B. Behnke...............................................    2,441
      Harry J. Bruce..................................................   21,095
      Franklin A. Cole(1)(2)..........................................   28,307
      Gordon B. Davidson(2)...........................................   18,000
      Robert J. Day...................................................   14,600
      Claire V. Hansen(2).............................................   28,810
      Francis E. Jeffries(2)..........................................   75,244
      Nancy Lampton(1)(2).............................................    5,768
      Beryl W. Sprinkel...............................................      300
      Directors and officers as a group (15 persons)(1)(2)............  213,919

--------
(1) Mr. Cole and Ms. Lampton had shared power to vote and/or dispose of 28,307 and 2,500, respectively, of the shares listed. The directors and officers had shared power to vote and/or dispose of 43,669 of the shares listed as owned by the directors and officers as a group.
(2) Messrs. Cole, Davidson, Hansen and Jeffries and Ms. Lampton disclaim beneficial ownership of 25,043, 7,000, 10,010, 5,434 and 2,500, respectively, of the shares listed. The directors and officers disclaim beneficial ownership of 53,910, in the aggregate, of the shares listed as owned by the directors and officers as a group.

  At February 28, 1998, no person was known by the Fund to own beneficially 5% or more of the outstanding shares of the Fund (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934).

  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Fund's officers and directors, and persons who own more than 10% of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Fund with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Fund, or written representations that no Forms 5 were required, the Fund believes that during 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

  SOLICITATION OF PROXIES. Proxies will be solicited by mail. Proxies may be solicited by Fund personnel personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. The Fund will inquire of any record holder known to be a broker, dealer, bank or other nominee as to whether other persons are the beneficial owners of shares held of record by such persons. If so, the Fund will supply additional copies of solicitation materials for forwarding to beneficial owners, and will make reimbursement for reasonable out-of-pocket costs. In addition, the Fund may hire a proxy solicitor to assist the Fund in the solicitation of proxies at a fee of approximately $15,000, plus out-of-pocket expenses.

  SHAREHOLDER PROPOSALS. Any shareholder proposal to be considered for inclusion in the Fund's proxy statement and form of proxy for the 1998 annual meeting of shareholders should be received by the Secretary of the Fund no later than November 10, 1998.

  ANNUAL AND SEMI-ANNUAL REPORTS. The Fund will provide without charge to any shareholder who so requests, a copy of the Fund's annual report for the year ended December 31, 1997 and the Fund's semi-annual report for the six months ended June 30, 1997. Requests for copies of such reports should be directed to the Administrator at (800) 680-4367 (toll-free).

  GENERAL. A list of shareholders entitled to be present and vote at the annual meeting will be available at the offices of the Fund, 55 East Monroe Street, Chicago, Illinois 60603, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

  Failure of a quorum to be present at the annual meeting will necessitate adjournment and will give rise to additional expense.

  ALL SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND MAIL PROXIES PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

March 10, 1998

                                                                   ATTACHMENT A

              AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

  DUFF & PHELPS UTILITIES INCOME INC., a Maryland corporation registered under the Investment Company Act of 1940 ("1940 Act") as a closed-end diversified management investment company ("Fund"), and DUFF & PHELPS INVESTMENT MANAGEMENT CO., an Illinois corporation registered under the Investment Advisers Act of 1940 as an investment adviser ("Manager"), agree that:

    1. ENGAGEMENT OF MANAGER. Manager shall manage the investment and reinvestment of the assets of Fund, subject to the supervision of the board of directors of Fund, for the period and on the terms set forth in this Advisory Agreement. Manager shall give due consideration to the investment policies and restrictions and the other statements concerning Fund in Fund's charter, bylaws, and registration statements under the 1940 Act and the Securities Act of 1933 ("1933 Act"), and to the provisions of the Internal Revenue Code applicable to Fund as a regulated investment company. Manager shall be deemed for all purposes to be an independent contractor and not an agent of Fund, and unless otherwise expressly provided or authorized, shall have no authority to act for or represent Fund in any way.

    Manager is authorized to make the decisions to buy and sell securities of Fund, to place Fund's portfolio transactions with securities broker-dealers, and to negotiate the terms of transactions, on behalf of Fund. Manager is authorized to exercise discretion within Fund's policy concerning allocation of its portfolio brokerage, as permitted by law, including but not limited to section 28(e) of the Securities Exchange Act of 1934, and in so doing shall not be required to make any reduction in its investment advisory fees.

    2. EXPENSES TO BE PAID BY MANAGER. Manager shall furnish, at its own expense, office space to Fund and all necessary office facilities, equipment and personnel for managing the assets of Fund. Manager shall also assume and pay all other expenses incurred by it in connection with managing the assets of Fund, except that Manager shall not assume and pay any expenses that J.J.B. Hilliard, W.L. Lyons, Inc. ("Hilliard/Lyons") is obligated to pay under the Administration Agreement ("Administration Agreement") between Fund and Hilliard/Lyons.

    3. EXPENSES TO BE PAID BY FUND. Fund shall pay all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents and registrars and its dividend disbursing, dividend reinvestment, redemption and remarketing agents, if any, including any charges for bookkeeping services provided by Fund's custodian; all charges of legal counsel and of independent auditors; all compensation of directors other than those affiliated with Manager, Duff & Phelps Inc. or Hilliard/Lyons and all expenses incurred in connection with their services to Fund; all expenses of publication of notices and reports to its shareholders; all expenses of proxy solicitations of Fund or its board of directors; all expenses of printing of Fund's prospectus and registration statement and mailing copies of the prospectus; all taxes and corporate fees payable to federal, state or other governmental agencies, domestic or foreign; all stamp or other transfer taxes; all expenses of printing and mailing certificates for shares of Fund; all expenses of bond and insurance coverage required by law or deemed advisable by Fund's board of directors; all expenses of maintaining the registration of Fund under the 1940 Act; all interest expenses; and all fees, dues and expenses incurred by Fund in connection with membership in any trade association or other investment company organization. In addition to the payment of expenses, Fund shall also pay all brokers' commissions and other charges relative to the purchase and sale of portfolio securities.

    4. COMPENSATION OF MANAGER. For the services to be rendered and the charges and expenses to be assumed and to be paid by Manager hereunder, Fund shall pay Manager a quarterly fee at an annual rate of 0.60 of 1% of the Average Weekly Net Assets of the Fund which does not exceed $1.5 billion and 0.50 of 1% of Average Weekly Net Assets in excess of $1.5 billion, as determined by valuations made as of the last business day of each calendar week ending during the quarter, which fee shall be payable on the first business day of the next quarter. For purposes of the foregoing calculation, Average Weekly Net Assets shall be equal to the sum of (i) the aggregate net asset value of the Fund's common stock, (ii) the aggregate liquidation preference of the Fund's preferred stock and (iii) the aggregate proceeds to the Fund of commercial paper issued by the Fund.

    5. SERVICES OF MANAGER NOT EXCLUSIVE. The services of Manager to Fund hereunder are not to be deemed exclusive, and Manager shall be free to render similar services to others so long as its services under this Advisory Agreement are not impaired by such other activities.

    6. LIMITATION OF LIABILITY OF MANAGER. Manager shall not be liable to Fund or its shareholders for any loss suffered by Fund or its shareholders from or as a consequence of any act or omission of Manager, or of any of the directors, officers, employees or agents of Manager, in connection with or pursuant to this Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of Manager in performance of its duties or by reason of reckless disregard by Manager of its obligations and duties under this Advisory Agreement.

    7. DURATION AND RENEWAL. Unless terminated as provided in section 8, this Advisory Agreement shall continue in effect until April 30, 2000, and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those directors who are not "interested persons" (as defined in section 2(a)(19) of the 1940 Act) of Fund or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the board of directors of Fund or vote of the holders of a "majority of the outstanding shares of Fund" (which term as used throughout this Advisory Agreement shall be construed in accordance with the definition of "vote of a majority of the outstanding voting securities of a company" in section 2(a)(42) of the 1940 Act).

    8. TERMINATION. This Advisory Agreement may be terminated at any time, without payment of any penalty, by the board of directors of Fund, or by a vote of the holders of a majority of the outstanding shares of Fund, upon 60 days' written notice to Manager. This Advisory Agreement may be terminated by Manager at any time upon 60 days' written notice to Fund. This Advisory Agreement shall terminate automatically in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act).

    9. AMENDMENT. This Advisory Agreement may not be amended without the affirmative vote (a) of a majority of those directors who are not "interested persons" of Fund or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of the holders of a majority of the outstanding shares of Fund.

    10. USE OF MANAGER'S NAME. The Fund may use the name "Duff & Phelps Utilities Income Inc." or any other name derived from the name "Duff & Phelps" only for so long as this Advisory Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Manager as investment adviser. At such time as this Advisory Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund will (by corporate action, if necessary) cease to use any name derived from the name "Duff & Phelps," any name similar thereto or any other name indicating that it is advised by or otherwise connected with the Manager, or with any organization which shall have succeeded to the Manager's business as investment adviser.

                                          Duff & Phelps Utilities Income Inc.


                                          By: _________________________________
                                             Its ______________________________

                                          Duff & Phelps Investment Management
                                           Co.


                                          By: _________________________________
                                             Its ______________________________

Dated as of May  , 1998

                      DUFF & PHELPS UTILITIES INCOME INC.

             PROXY SOLICITED BY MANAGEMENT FROM COMMON SHAREHOLDERS
                    FOR MEETING TO BE HELD ON APRIL 29, 1998

     Robert J. Day, Gordon B. Davidson and Nancy Lampton or any of them, each with full power of substitution, are authorized to vote all shares of common stock of Duff & Phelps Utilities Income Inc. owned by the undersigned at the meeting of shareholders to be held April 29, 1998, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth on the reverse side hereof.

     If no specific instructions are provided, this proxy will be voted "FOR" proposals 1, 2 and 3 and in the discretion of the proxies upon such other business as may properly come before the meeting.

                                     (Continued and to be signed on other side.)



                                 DUFF & PHELPS UTILITIES INCOME INC.
                                 P.O. BOX 11435
                                 NEW YORK, NY 10203-0435

Your Board of Directors unanimously recommends a vote "FOR" each of the following proposals.

1.   Election of Directors:

FOR all nominees____  WITHHOLD AUTHORITY to vote____  *EXCEPTIONS____
listed below          for all nominees listed below.

Nominees: Franklin A. Cole and Francis E. Jeffries
(INSTRUCTIONS: To withhold authority to vote for either nominee, mark the "Exceptions" box and write the name of that nominee in the space provided below.)

*Exceptions ___________________________________________________________________

2. Ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund.

FOR____        AGAINST ____         ABSTAIN____

3. Approval of the amended and restated investment advisory agreement with Duff & Phelps Investment Management Co.

FOR____        AGAINST ____         ABSTAIN____


                                    Change of Address or
                                    Comments Mark Here ____

                              IMPORTANT: Please sign exactly as your name or names appear on the shareholder records of the Fund. If you sign as agent or in any other representative capacity, please state the capacity in which you sign. Where there is more than one owner, each should sign.

                              Dated: __________________________, 1998

                              _______________________________________

                              _______________________________________
                                 (Signature(s) of Shareholder(s))

                              Votes must be indicated (x) in Black or Blue ink.

Please Vote, Date, and Sign and Return Promptly in the Enclosed Envelope

                      DUFF & PHELPS UTILITIES INCOME INC.

           PROXY SOLICITED BY MANAGEMENT FROM PREFERRED SHAREHOLDERS
                    FOR MEETING TO BE HELD ON APRIL 29, 1998

     Robert J. Day, Gordon B. Davidson and Nancy Lampton or any of them, each with full power of substitution, are authorized to vote all shares of preferred stock of Duff & Phelps Utilities Income Inc. owned by the undersigned at the meeting of shareholders to be held April 29, 1998, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth below.

     Your Board of Directors unanimously recommends a vote "FOR" each of the following proposals.

     1.   Election of Director: Beryl W. Sprinkel

          FOR____             WITHHOLD____

     2. Ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund.

          FOR____             WITHHOLD____              ABSTAIN____

     3. Approval of the amended and restated investment advisory agreement with Duff & Phelps Investment Management Co.

          FOR____             WITHHOLD____              ABSTAIN____


     If no specific instructions are provided, this proxy will be voted "FOR" proposals 1, 2 and 3 and in the discretion of the proxies upon such other business as may properly come before the meeting.

                                     (Continued and to be signed on other side.)

Dated                         , 1998 (please fill in, sign and date this proxy
and mail it in the envelope provided.)

                              _______________________________________

                              _______________________________________
                                  (Signature(s) of Shareholder(s))

                              IMPORTANT: Please sign exactly as your name or names appear on the shareholder records of the Fund. If you sign as agent or in any other representative capacity, please state the capacity in which you sign. Where there is more than one owner, each should sign.